EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is entered into as of this 28th day of April, 2005, by and between WORLD EXPLORER CORPORATION, a Georgia corporation ("WORLD EXPLORER"), LEGAL ACCESS TECHNOLOGY, INC., a Nevada corporation ("LATI"), and WEC ACQUISITION SUB, INC. , a Georgia corporation and wholly-owned subsidiary of LATI ("SUB").

                                R E C I T A L S:
                                ----------------

         WHEREAS, each of the respective Boards of Directors of World Explorer and Sub have approved this Merger Agreement and declared its advisability, and the sole stockholder of Sub has voted for the adoption of the Merger Agreement and approved the merger of World Explorer with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, so that in connection with the Merger, (i) World Explorer, as successor by merger with Sub, will become a wholly-owned subsidiary of LATI; and (ii) the stockholders of World Explorer immediately prior to the Merger shall become the stockholders of LATI, and, by virtue of the Merger, each share of the common stock of World Explorer outstanding immediately prior to the Merger will be converted into and represent the right to receive one (1) share of the common stock of LATI;

         WHEREAS, as determined by the Board of Directors of World Explorer and Sub, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), such that the stockholders of World Explorer will not recognize gain or loss for federal income tax purposes by virtue of the Merger; and

         WHEREAS, the parties to this Merger Agreement desire to adopt this Merger Agreement as a Plan of Reorganization and to consummate the Merger in accordance with Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the mutual covenants, benefits, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3), World Explorer shall be merged with and into Sub and the separate existence of Sub shall thereupon cease, and World Explorer shall continue as the surviving corporation in the Merger (the "Surviving Corporation") under the laws of the State of Georgia.

         SECTION 1.2 CLOSING AND CLOSING DATE. The closing of the Merger contemplated by this Agreement (the "Closing") will take place at the offices of Greenberg Traurig LLP, 3290 Northside Parkway, N.W., Suite 400, Atlanta, Georgia 30327. Subject to the satisfaction or waiver of the conditions set forth herein, the Closing shall be no later than April 22, 2005, unless

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otherwise mutually agreed upon by all of the parties hereto. For purposes hereof, the "Closing Date" shall be the day of the actual date of the Closing.

         SECTION 1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Georgia in accordance with the provisions of the Georgia Business Corporation Code ("GBCC"), or at such other time as Sub and World Explorer shall agree should be specified in the Certificate of Merger, which filing shall be made as soon as practicable on the Closing Date. When used in this Merger Agreement, the term "Effective Time" shall mean the time at which such Certificate of Merger is duly filed with the Secretary of State of the State of Georgia or such time as otherwise specified in the Certificate of Merger.

         SECTION 1.4 EFFECT OF THE MERGERSECTION 1.5 . The Merger shall, from and after the Effective Time, have all the effects provided by Section 14-2-1106 the GBCC.

                                   ARTICLE 2
                              CONVERSION OF SHARES

         SECTION 2.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of World Explorer, Sub or LATI, or any stockholder of World Explorer, Sub or LATI each share of World Explorer common stock, par value $0.01 per share ("World Explorer Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding any shares of World Explorer Common Stock held by World Explorer as treasury stock, which shares shall be canceled and extinguished at the Effective Time) shall automatically be converted into and represent the right to receive one (1) share of LATI common stock, par value $0.001 per share ("LATI Common Stock"). At the Effective Time, all such shares of LATI Common Stock shall be duly and validly issued, fully paid and nonassessable. As of the Effective Time, each shares of Sub common stock shall be converted into one (1) share of common stock of the Surviving Corporation.

         SECTION 2.2 SURRENDER OF WORLD EXPLORER STOCK CERTIFICATES. Holders of certificates which, immediately prior to the Effective Time, represented shares of World Explorer Common Stock will be required to surrender such certificates for certificates representing an equal number of shares of LATI Common Stock into which such stockholder's shares were converted pursuant to Section 2.1. Until so surrendered, each certificate which, immediately prior to the Effective Time, represented shares of World Explorer Common Stock shall be deemed and treated for all corporate purposes to represent an equal number of shares of LATI Common Stock as though said surrender had taken place, and all such shares of World Explorer Common Stock converted as aforesaid shall be deemed cancelled and shall cease to exist.

         SECTION 2.3 SURRENDER OF SUB STOCK CERTIFICATE. LATI, as the holder of the certificate which, immediately prior to the Effective Time, represented all of the issued and outstanding shares of Sub common stock (the "Sub Stock Certificate"), will be required to surrender the Sub Stock Certificate for a certificate representing the equal number of shares of the common stock of the Surviving Corporation into which such shares of Sub Stock were converted pursuant to Section 2.1. Until so surrendered, the Sub Initial Stock Certificate shall be deemed and treated for all corporate purposes to represent an equal number of shares of the


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common stock of the Surviving Corporation as though said surrender and Merger had taken place, and all such shares of Sub common stock shall be deemed cancelled and shall cease to exist.

         SECTION 2.4 CLOSING OF WORLD EXPLORER'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of World Explorer shall be closed and no transfer of the capital stock of World Explorer shall be made thereafter.

                                   ARTICLE 3
                   THE SURVIVING CORPORATION AND OTHER MATTERS

         SECTION 3.1 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of World Explorer as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time.

         SECTION 3.2 BYLAWS OF SURVIVING CORPORATION. The Bylaws of World Explorer as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.


         SECTION 3.3 BOARD OF DIRECTORS OF SURVIVING CORPORATION. The directors and officers of World Explorer immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation from and after the Effective Time, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

         SECTION 3.4 BOARD OF DIRECTORS OF LATI. The directors and officers of LATI immediately prior to the Effective Time shall be the directors and officers of LATI from and after the Effective Time, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified; provided that, Herbert Leeming shall be added to the Board of Directors of LATI immediately after the Effective Time.


         SECTION 3.5 NO LIABILITY. Neither LATI nor World Explorer shall be liable to any Person in respect of any shares of LATI Common Stock properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 3.6 RESTRICTIONS ON LATI PREFERRED STOCK. The shares of LATI Common Stock have not been, and will not be, registered under the Securities Act, in reliance on an exemption from the registration provisions of the Securities Act. The shares of LATI Common Stock are "restricted securities" under applicable U.S. federal and state securities laws and, pursuant to these laws, the World Explorer stockholder's must hold the shares of LATI Common Stock indefinitely unless they are registered with the Securities and Merger Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. LATI has no obligation to register or qualify the shares of LATI Common Stock for resale.

         SECTION 3.7 LEGENDS. The shares of LATI Common Stock may bear one or all of the following legends:

         (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE


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


SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS."

         (b) Any legend required by the Blue Sky laws of any state or required by the corporate laws of any state to the extent such laws are applicable to the shares of LATI Common Stock represented by the certificate so legended.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF WORLD EXPLORER

         World Explorer hereby represents and warrants to LATI and Sub as follows, which representations and warranties shall survive the Closing in accordance with Section 10.1 hereof.

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. World Explorer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. World Explorer has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Articles of Incorporation and Bylaws of World Explorer as in effect on the date hereof have previously been provided to LATI and Sub.

         SECTION 4.2 AUTHORITY. World Explorer has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by World Explorer have been duly and validly authorized and approved by World Explorer's Board of Directors and all of its shareholders (or will have been prior to the Closing), and no other corporate or shareholder proceedings on the part of World Explorer, its Board of Directors or shareholders is necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by World Explorer, and assuming the due authorization, execution and delivery by LATI and Sub, constitutes the valid and binding obligation of World Explorer, enforceable against World Explorer in accordance with its terms subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

         SECTION 4.3 CAPITALIZATION. The authorized capital stock of World Explorer consists of 50,000,000 shares of common stock, par value $0.01, of which 40,000,000 shares are validly issued and outstanding, fully paid and nonassessable, and 5,000,000 shares of preferred stock, par value $0.01, of which no shares are issued and outstanding. All outstanding capital stock of World Explorer was issued in accordance with applicable federal and state securities laws. There are no options, warrants, calls, convertible notes, agreements, commitments or other rights


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presently outstanding that would obligate World Explorer to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, World Explorer has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in World Explorer. Schedule 4.3(a) sets forth a list of (i) all holders of record of World Explorer Common Stock; and (ii) the number of shares held by each of World Explorer's shareholders.

         SECTION 4.4 SUBSIDIARIES. World Explorer has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest, or any security convertible into an equity interest, in any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, an "Entity").

         SECTION 4.5 1)NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 4.5 hereto, none of i) the execution and delivery of this Agreement by World Explorer, ii) the consummation by World Explorer of the transactions contemplated hereby, or iii) compliance by World Explorer with any of the provisions hereof will:

         (a) conflict with or violate the Articles of Incorporation or Bylaws of World Explorer;

         (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to World Explorer, or by which World Explorer or any of its properties or assets may be bound or affected;

         (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other any right of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation, to which World Explorer is a party or by which World Explorer or any of its properties or assets may be bound or affected;

         (d) result in the creation of any lien on any of the property or assets of World Explorer; or

         (e) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing being a "Consent"), (i) any government or subdivision thereof, whether domestic or foreign, or any administrative, governmental, or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (any of the foregoing, a "Governmental Entity"), except for the filing of the Certificate of Merger pursuant to the GBCC; or (ii) any other individual or Entity (collectively, a "Person").

         SECTION 4.6 2)UNDISCLOSED LIABILITIES. Except as set forth on Schedule
4.6 hereto, World Explorer has no debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including any liability or obligation on account of taxes or any governmental charge or penalty, interest or fine, except
a) liabilities incurred in the ordinary course of business since inception, that would not, whether individually or in the aggregate, have a material adverse


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impact on the business or financial condition of World Explorer; and b)
liabilities incurred as a result of the transactions contemplated hereby.

         SECTION 4.7 DIRECTORS AND OFFICERS. Schedule 4.7 hereto sets forth a list, as of the Closing Date, of the name of each director and officer of World Explorer and the position(s) held by each.

         SECTION 4.8 LITIGATION. There is no suit, action, claim, investigation or proceeding pending or, to the knowledge of World Explorer, threatened against or affecting World Explorer or its business, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against World Explorer.

         SECTION 4.9 BROKERS. Except as set forth on Schedule 4.9 hereto, no broker or finder is entitled to any broker's or finder's fee or other commission in connection with the transactions contemplated hereby as a result of arrangements made by or on behalf of World Explorer.

         SECTION 4.10 BANKRUPTCY. World Explorer has not filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

         SECTION 4.11 DISCLOSURE. No statement of fact by World Explorer contained herein and no written statement of fact furnished by World Explorer to LATI or Sub in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein contained not materially misleading.

         SECTION 4.12 AUDIT. Any audit work that will need to be completed with respect to World Explorer and its subsidiaries in connection with the reports that will need to be filed by LATI with the Securities and Merger Commission as a result of the Merger will be able to be completed in a timely manner.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF LATI AND SUB

         LATI and Sub represent and warrant, jointly and severally, to World Explorer, which representations and warranties shall survive the Closing in accordance with Section 10.1 hereof, as follows:

         SECTION 5.1 ORGANIZATION AND QUALIFICATION. Each of LATI and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of LATI and Sub has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Certificates of Incorporation and Bylaws of LATI and Sub as in effect on the date hereof have previously been delivered to World Explorer.


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


         SECTION 5.2 AUTHORITY. Each of LATI and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by LATI and Sub have been duly and validly authorized and approved by their respective board of directors and stockholders, if required, (or will have been prior to the Closing), and no other corporate or shareholder proceedings on the part of LATI or Sub, or their respective board of directors or shareholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by LATI and Sub, and assuming the due authorization, execution and delivery by World Explorer, constitutes the valid and binding obligation of LATI and Sub, enforceable against LATI and Sub in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

         SECTION 5.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 5.3 hereto, none of the execution and delivery of this Agreement by LATI or Sub, the consummation by LATI or Sub of the transactions contemplated hereby, or compliance by LATI or Sub with any of the provisions hereof, will:

         (a) conflict with or violate the Certificate of Incorporation or Bylaws of LATI or Sub;

         (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to LATI or Sub, or by which LATI, Sub, or their respective properties or assets may be bound or affected;

         (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which LATI or Sub is a party or by which LATI, Sub or their respective properties may be bound or affected;

         (d) result in the creation of any lien on any of the property or assets of LATI or Sub; or

         (e) require any Consent of (i) any Governmental Entity (except for (x) compliance with any applicable requirements of any applicable securities laws, and (y) the filing of the Certificate of Merger pursuant to the GBCC); or (ii) any other Person.

         SECTION 5.4 LITIGATION. Except as set forth on Schedule 5.4 hereto or in the SEC Reports, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of LATI or Sub, threatened against or affecting LATI or Sub, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against LATI or Sub that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of LATI and Sub, taken as a whole.


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


         SECTION 5.5 BROKERS. Except as disclosed on Schedule 5.5 hereto, no broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of LATI or Sub.

         SECTION 5.6 LATI AND SUB STOCK.

         (a) As of the date hereof the authorized capital stock of LATI consists of 100,000,000 shares of Common Stock, $.001 par value, of which 48,148,048 shares are validly issued and outstanding (40,000,000 of which have been contributed to Sub in connection with the Merger), and 5,000,000 shares of preferred stock, $.001 per share, of which no shares are issued and outstanding. As of the date hereof the authorized capital stock of Sub consists of 1,000 shares of Common Stock, $.01 par value, of which 1,000 shares are validly issued and outstanding, and no shares of preferred stock. Except as set forth on
Schedule 5.6 hereto, there are no options, warrants, calls, agreements, commitments or other rights presently outstanding that would obligate LATI or Sub to issue, deliver or sell shares of their capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the Closing Date, LATI and Sub have no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in LATI or Sub.

         (b) When delivered to the shareholders of World Explorer in accordance with the terms hereof, the LATI Common Stock will be (i) duly authorized, fully paid and nonassessable, and (ii) free and clear of all liens other than restrictions imposed by federal and state securities laws.

         SECTION 5.7 SUBSIDIARIES. Except for Sub, LATI has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any Entity.

         SECTION 5.8 FINANCIAL STATEMENTS. LATI has heretofore furnished World Explorer (including through the SEC's EDGAR system) with a true and complete copy of the audited financial statements of LATI for the years ended April 30, 2003 and 2004, and unaudited financial statements of LATI for the nine month period ended January 31, 2005 (the "LATI Financial Statements"). The LATI Financial Statements present fairly in all material respects the consolidated financial position, results of operations, shareholders' equity and cash flow of LATI at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared in accordance with GAAP consistently applied throughout the periods involved (except, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year-end adjustments).

         SECTION 5.9 3)UNDISCLOSED LIABILITIES. Except as set forth on Schedule
5.9 hereto, neither LATI nor Sub has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except a) liabilities incurred in the ordinary course of business after April 30, 2004 that would not, whether individually or in the aggregate, have a material adverse impact on the business or financial condition of LATI and Sub, taken as a whole; b) liabilities reflected on the LATI Financial Statements; and c) liabilities incurred as a result of the transactions contemplated hereby.


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         SECTION 5.10 COMPLIANCE WITH APPLICABLE LAWS. LATI and Sub hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of LATI and its subsidiaries, as appropriate, and to carry on LATI's and Sub's business as now conducted (the "LATI Permits"). To the knowledge of LATI or Sub, LATI and Sub are in material compliance with all applicable laws, ordinances and regulations and the terms of the LATI Permits.

         SECTION 5.11 BANKRUPTCY. Neither LATI nor Sub has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

         SECTION 5.12 4)ABSENCE OF CHANGES. Except as provided in Schedule 5.12 hereto or in the SEC Reports, since April 30, 2004, there has not been a) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of LATI and its subsidiaries, taken as a whole; b) any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of LATI and Sub, taken as a whole; c) any entry into any commitment or transaction material to LATI and Sub, taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice;
d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to LATI's or Sub's capital stock; e) any material change in LATI's accounting principles, practices or methods; f) any split, combination or reclassification of any of LATI's or Sub's capital stock, or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of LATI's or Sub's capital stock; or g) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

         SECTION 5.13 TAXES. LATI and Sub have duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, or extensions thereto, required to have been filed by LATI and Sub on or prior to the Closing Date. LATI and Sub have duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by LATI and Sub (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in the applicable LATI Financial Statement). As of the Closing Date, all deficiencies proposed as a result of any audits have been paid or settled.

         SECTION 5.14 SEC REPORTS. LATI has previously made available to World Explorer (including through the SEC's EDGAR system) true and complete copies of:
(a) LATI's Annual Report on Form 10-KSB for the year ended April 30, 2004; (b) LATI's Quarterly Report on Form 10-QSB filed with the SEC for the quarters ended July 31, 2004, October 31, 2004 and January 31, 2005 and any current reports on Form 8-K filed since April 30, 2004 (individually a "SEC Report" and collectively, the "SEC Reports").


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         SECTION 5.15 DISCLOSURE. No statement of fact by LATI or Sub contained herein or in the SEC Reports and no written statement of fact furnished or to be furnished by LATI or Sub to World Explorer in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

                                   ARTICLE 6
                              ADDITIONAL AGREEMENTS

         SECTION 6.1 CONDUCT OF BUSINESS BY PARTIES PENDING THE MERGER. From and after the date hereof, prior to the Effective Time, except as contemplated hereby, unless the other party shall otherwise agree in writing, each of World Explorer, LATI and Sub shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, use reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationships with others having business dealings with such party to the end that its goodwill and on-going businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, and except as contemplated hereby, unless the other party shall otherwise agree in writing, prior to the Effective Time, each party shall not, directly or indirectly:

         (a) declare, set aside, or pay any dividend on, or make any other distribution in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, any share of capital stock of such party or any other equity security thereof or any right, warrant, or option to acquire any such share or other security;

         (b) issue, deliver, sell, pledge or otherwise encumber any share of its capital stock, any other voting security issued by such party or any security convertible into, or any right, warrant or option to acquire any such share or voting security;

         (c) amend its Articles of Incorporation, Bylaws or other comparable organizational documents;

         (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Entity or division thereof, or (ii) any assets that are material, individually or in the aggregate, to such party;

         (e) subject to a lien or sell, lease or otherwise dispose of any of its properties or assets;

         (f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or issue or sell any debt security of such party, guarantee any debt security of another Person or enter into any "keep well" or other agreement to maintain the financial condition of another Person, make any loan, advance or capital contribution to, or investment in, any other Person, or settle or compromise any material claim or litigation; or

         (g) authorize any of, or commit or agree to take any of, the foregoing actions.

         SECTION 6.2 ACCESS TO INFORMATION. From the date hereof through the Effective Time, World Explorer, LATI and Sub shall afford to the other of them and the other's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) upon reasonable prior notice and approval, which shall not be unreasonably withheld, to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to the other of them all information concerning its business, properties and personnel as the other may reasonably request. LATI and World Explorer, and their respective accountants, counsel and other representatives, shall, in the exercise of the rights described in this Section 6.2, not unduly interfere with the operations of the business of the other of them.

         SECTION 6.3 PUBLIC ANNOUNCEMENTS. The parties agree that, except as may otherwise be required to comply with applicable laws and regulations (including applicable securities laws) or to obtain consents required hereunder, public disclosure of the transactions contemplated hereby shall be made only upon or after the consummation of the Merger. Any such disclosure shall be coordinated by World Explorer, and LATI and/or Sub shall not make any such disclosure without the prior written consent of World Explorer.

         SECTION 6.4 FURTHER ASSURANCES. From time to time after the Effective Time, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof.

         SECTION 6.5 POST-CLOSING SECURITIES FILINGS After the Effective Date, the parties shall use their best efforts to file any reports required under federal securities or state "blue sky" laws required as a result of the Merger, including but not limited to any Form D filings or 8-K filings, as soon as practicable and in accordance with all applicable laws and regulations.

                                   ARTICLE 7
                              CONDITIONS PRECEDENT

         SECTION 7.1 CONDITIONS TO OBLIGATION OF WORLD EXPLORER TO EFFECT THE MERGER. The obligations of World Explorer to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) LATI and Sub shall have performed in all material respects their agreements contained herein required to be performed at or prior to the Effective Time, and the representations and warranties of LATI and Sub contained herein shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated hereby, and LATI and Sub shall have each delivered an Officer's Certificate executed by its Chief Executive Officer, President or Chief Financial Officer to such effect;

         (b) LATI and Sub shall have delivered a Secretary's Certificate which shall attach (x) a true and correct copy of the resolutions duly adopted by its Board of Directors, and such resolutions shall have not been amended, altered or repealed, and remain in full force and effect as of the Closing, (y) a true and complete copy of the Articles of Incorporation of LATI and Sub, and (z) a true and complete copy of the Bylaws of LATI and Sub;

         (c) LATI, World Explorer and Sub shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by law, shall have expired, necessary in order for LATI, World Explorer and Sub to consummate the Merger;

         (d) World Explorer shall have received corporate certificates of good standing for LATI, and a copy of the Certificate of Incorporation for LATI, respectively, both as certified by the Secretary of State of Nevada (dated within 30 days prior to the Closing);

         (e) LATI's Board of Directors, and Sub's Board of Directors and shareholders shall have approved the Merger;

         (f) No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Merger, or which is related to or arises out of the business or operations of LATI or Sub, if such action, proceeding, investigation or legislation, in the reasonable judgment of World Explorer or its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction;

         (g) Sub shall have executed and delivered to World Explorer the Certificate of Merger to be filed with the Secretary of State of the State of Georgia in connection with the Merger;

         (h) World Explorer shall have received from LATI and Sub such other documents as World Explorer's counsel shall have reasonably requested, in form and substance reasonably satisfactory to World Explorer's counsel.

         SECTION 7.2 CONDITIONS TO OBLIGATIONS OF LATI AND SUB TO EFFECT THE MERGER. The obligations of LATI and Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

         (a) World Explorer shall have performed in all material respects its agreements contained herein required to be performed at or prior to the Effective Time, and the representations and warranties of World Explorer contained herein shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated hereby, and World Explorer shall have delivered an Officer's Certificate executed by its Chief Executive Officer or President to such effect;

         (b) World Explorer shall have delivered a Secretary's Certificate which shall attach (x) a true and correct copy of the resolutions duly adopted by its Board of Directors, and such resolutions shall have not been amended, altered or repealed, and remain in full force and effect as of the Closing, (y) a true and complete copy of the Articles of Incorporation of World Explorer, and (z) a true and complete copy of the Bylaws of World Explorer;

         (c) World Explorer shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by law, shall have expired, necessary in order for LATI, Sub and World Explorer to consummate the Merger;

         (d) Sub shall have received a corporate certificate of good standing for World Explorer, and a copy of the Articles of Incorporation of World Explorer, both as certified by the Secretary of State of Georgia (dated within 30 days prior to Closing);

         (e) World Explorer's Board of Directors and the Exchanging Stockholders shall have approved the Merger;

         (f) No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Merger, or which is related to or arises out of the business or operations of World Explorer, if such action, proceeding, investigation or legislation, in the reasonable judgment of LATI, Sub or their counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

         (g) World Explorer shall have executed and delivered to Sub the Certificate of Merger to be filed with the Secretary of State of the State of Georgia in connection with the Merger.

         (h) LATI and Sub shall have received from World Explorer such other documents as LATI's counsel shall have reasonably requested, in form and substance reasonably satisfactory to LATI's counsel;

         (i) LATI and Sub shall be reasonably satisfied that the issuance of LATI Common Stock to the shareholders of World Explorer qualifies for an exemption from registration pursuant to Section 4(2) under the Securities Act and Regulation D thereunder.

                                   ARTICLE 8
                                 INDEMNIFICATION

         SECTION 8.1 INDEMNIFICATION BY LATI.

         (a) LATI shall indemnify and hold World Explorer and its directors, officers and employees (collectively, the "World Explorer Indemnified Parties") harmless from and against, and agree promptly to defend each of the World Explorer Indemnified Parties from and reimburse each of the World Explorer Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including reasonable attorney fees and other legal costs and expenses) (collectively, a "World Explorer Loss") that any of the World Explorer Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

             (i) any breach or inaccuracy of any of the representations and warranties made by LATI or Sub in or pursuant hereto, or in any instrument, certificate or affidavit delivered by LATI or Sub at the Closing in accordance with the provisions hereof;

             (ii) any failure by LATI or Sub to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, liabilities or obligations hereunder or under any of the documents and materials delivered by LATI or Sub pursuant hereto; and

             (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.1(a).

         (b) Notwithstanding any other provision hereof to the contrary, LATI shall not have any liability under Section 8.1(a)(i) above (i) unless the aggregate of all World Explorer Losses for which LATI would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $5,000, and then only to the extent of such excess, and (ii) unless a World Explorer Indemnified Party has asserted a claim with respect to the matters set forth in
Section 8.1(a)(i), or 8.1(a)(iii) to the extent applicable to Section 8.1(a)(i), within two years of the Effective Time, except with respect to the matters arising under Section 5.14 hereof, in which event World Explorer must have asserted a claim within the applicable statute of limitations.

         SECTION 8.2 INDEMNIFICATION BY WORLD EXPLORER.

         (a) World Explorer shall indemnify and hold LATI, Sub and their respective shareholders, directors, officers and employees (collectively, the "LATI Indemnified Parties") harmless from and against, and agree to defend promptly each of the LATI Indemnified Parties from and reimburse each of the LATI Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including reasonable attorneys' fees and other legal costs and expenses) (collectively, a "LATI Loss") that any of the LATI Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

             (i) any breach or inaccuracy of any of the representations and warranties made by World Explorer in or pursuant hereto, or in any instrument certificate or affidavit delivered by any of the same at the Closing in accordance with the provisions hereof;

             (ii) any failure by World Explorer to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations hereunder or under any of the documents and materials delivered by World Explorer pursuant hereto; and

             (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.2.

         (b) Notwithstanding the above, World Explorer shall not have any liability under Section 8.2(a)(i) above (i) unless the aggregate of all LATI Losses for which World Explorer would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $5,000, and then only to the extent of such excess, and (ii) unless an LATI Indemnified Party has asserted a claim with respect to the matters set forth in Sections 8.2(a)(i), or 8.2(a)(iii) to the extent applicable to Section 8.2(a)(i) within two years of the Effective Time.

         SECTION 8.3 NOTIFICATION OF CLAIMS; ELECTION TO DEFEND

         (a) A party entitled to be indemnified pursuant to Section 8.1 or 8.2 hereof, as the case may be (the "Indemnified Party"), shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification hereunder. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article VIII within 30 days after the receipt of written notice thereof from the Indemnified Party. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

         (b) If the Indemnified Party shall notify the Indemnifying Party of any Claim pursuant to Section 8.3(a) hereof, and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 8.1 or 8.2 hereof, as the case may be, the Indemnifying Party shall have the right, at its sole cost and expense, to employ counsel of its own choosing to defend any such Claim asserted against the Indemnified Party. Notwithstanding anything to the contrary in the preceding sentence, if the Indemnified Party (i) reasonably believes that its interests with respect to a Claim (or any material portion thereof) are in conflict with the interests of the Indemnifying Party with respect to such Claim (or portion thereof), and (ii) promptly notifies the Indemnifying Party, in writing, of the nature of such conflict, then the Indemnified Party shall be entitled to choose, at the sole cost and expense of the Indemnifying Party, independent counsel to defend such Claim (or the conflicting portion thereof). The Indemnified Party shall have the right to participate in the defense of any Claim at its own expense (except to the extent provided in the preceding sentence), but the Indemnifying Party shall retain control over such litigation (except as provided in the preceding sentence). The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a Claim) after receipt of the notice of Claim given by the Indemnified Party to the Indemnifying Party under Section 8.3(a) hereof, of its election to defend in good faith any such third party Claim. For so long as the Indemnifying Party is defending in good faith any such Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such defense and shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim; provided, however, that the Indemnifying Party shall have agreed, in writing, to keep such records and other materials confidential except (i) to the extent required for defense of the relevant Claim, or (ii) as required by law or court order. Whether or not the Indemnifying Party elects to defend any such Claim, the Indemnified Party shall have no obligations to do so. Within 30 days after a final determination (including a settlement) has been reached with respect to any Claim contested pursuant to this Section 8.3(b), the Indemnifying Party shall satisfy its obligations hereunder with respect thereto. Any amount paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

                                   ARTICLE 9
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 TERMINATION. This Merger Agreement may be terminated at any time prior to the Effective Time:

         (a) by the written consent of LATI, Sub and World Explorer;

         (b) by World Explorer, upon a material breach hereof on the part of LATI or Sub which has not been cured and which would cause any condition set forth in Section 7.1 hereof to be incapable of being satisfied by April 22, 2005;

         (c) by LATI or Sub, upon a material breach hereof on the part of World Explorer which has not been cured and which would cause any condition set forth in Section 7.2 hereof to be incapable of being satisfied by April 22, 2005;

         (d) by LATI, Sub or World Explorer if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; and

         (e) by LATI, Sub or World Explorer if the Merger shall not have been consummated on or before April 22, 2005 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations hereunder).

         SECTION 9.2 FEES AND EXPENSES. All costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

         SECTION 9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         SECTION 9.4 WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         SECTION 10.1 SURVIVAL; RECOURSE. None of the agreements contained herein shall survive the Merger, except that (i) the agreements contained in
Article III hereof, the covenants contained in Article VI hereof, and the obligations to indemnify contained in Article VIII hereof, shall survive the Merger indefinitely (except to the extent a shorter period of time is explicitly specified therein) and (ii) the representations and warranties made in Articles IV and V hereof shall survive the Merger, and shall survive any independent investigation by the parties, and any dissolution, Merger or consolidation of World Explorer, LATI or Sub, and shall bind the legal representatives, assigns and successors of World Explorer, LATI and Sub, for a period of two years after the Closing Date (other than the representations and warranties contained in Section 5.14 hereof, which shall survive for the applicable statute of limitations).

         SECTION 10.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to LATI or Sub:       Legal Access Technologies, Inc.
                                  3275 E. Warm Springs Road
                                  Las Vegas, NV 89120
                                  Attention:  Kurt Bordian
                                  Telecopy:   (702) 949-6115

         If to World Explorer:    World Explorer Corporation
                                  2309 Chastain Drive
                                  Atlanta, GA 30342
                                  Attention:  Herbert Leeming
                                  Telecopy:   (404) 368-8500

         With a copy to:          Greenberg Traurig, LLP
                                  3290 Northside Parkway, NW, Suite 400
                                  Atlanta, GA 30327
                                  Attention:  Robert E. Altenbach, Esq.
                                  Telecopy:   (678) 553-2188

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

         SECTION 10.3 ENTIRE AGREEMENT. The exhibits and schedules hereto are incorporated herein by reference. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein.

         SECTION 10.4 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

         SECTION 10.5 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

         SECTION 10.6 HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation hereof.

         SECTION 10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

         SECTION 10.8 SEVERABILITY. If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 10.9 CERTAIN DEFINITIONS. As used herein:

         (a) 5)any representation or warranty stated to be made "to the knowledge" shall refer to the knowledge of such corporation's executive officers and directors; provided that each such officer and director shall be deemed to have the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question; and

         (b) the term "subsidiary" or "subsidiaries" means any Entity of which a party (either alone or through or together with any other subsidiary) owns, directly or indirectly, stock or other equity interests the holders of which are entitled to more than 50% of the vote for the election of the board of directors or other governing body of such Entity.

                         [SIGNATURES ON FOLLOWING PAGE]

               - Signature Page to Agreement and Plan of Merger -

         IN WITNESS WHEREOF, LATI, Sub and World Explorer have caused this Agreement to be signed and delivered by their respective duly authorized officers, all as of the date first written above.

                      "WORLD EXPLORER"

                      World Explorer Corporation, a Georgia corporation


                      By:     /s/ Herbert Leeming
                      ----------------------------------------------------------
                      Name:   Herbert Leeming
                      Title:  President



                      "LATI"

                      Legal Access Technologies, Inc., a Nevada corporation


                      By:    /s/ Kurt Bordian
                      ----------------------------------------------------------
                      Name:  Kurt Bordian
                      Title: Chief Financial Officer



                      "SUB"

                      WEC Acquisition Sub, Inc., a Georgia corporation


                      By:    /s/ Kurt Bordian
                      ----------------------------------------------------------
                      Name:  Kurt Bordian
                      Title: President